Nature's Sunshine Reports Strong Fourth Quarter and Full Year 2025 Financial Results

LEHI, Utah – March 10, 2026 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (“Nature’s Sunshine” and/or the “Company”), a global leader in manufacturing and marketing high-quality herbal and nutritional supplements, reported financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 4.7% to $123.8 million compared to $118.2 million (up 3.8% in constant currency).
•GAAP net income attributable to common shareholders of $4.1 million, or $0.23 per diluted share, compared to net loss of $0.3 million, or $(0.02) per diluted share.
•Adjusted EBITDA up 16% to $11.9 million compared to $10.3 million.

Full Year 2025 Financial Summary vs. 2024

•Net sales were up 5.7% to $480.1 million compared to $454.4 million (up 5.3% in constant currency).
•GAAP net income attributable to common shareholders of $19.5 million, or $1.06 per diluted share, compared to $7.7 million, or $0.40 per diluted share.
•Adjusted EBITDA up 21.7% to $49.4 million compared to $40.5 million.

Management Commentary

“We finished a record year in sales and delivered our second‑best quarter ever and our largest Q4 on record, with sales and adjusted EBITDA up 5% and 16%, respectively,” said Ken Romanzi, CEO of Nature’s Sunshine.

“We continue to see strong momentum in our Digital strategy, supported by exceptional customer acquisition. In Q4, new customers in our Digital channels grew 98% compared to the prior year, driving a 47% increase in our Digital business and accelerating North America growth to 6%. This digital strength was complemented by solid performance in our core businesses in China, Japan, Korea, and Europe.”

“After my first quarter at Nature’s Sunshine, I am even more delighted with the potential of our company. As we look ahead, we are in the early stages of laying the groundwork to accelerate growth across the business driven by continued acceleration into digital channels, driving deeper penetration in our existing markets, expanding into new geographies, introducing more innovative products and unlocking new channels.”

Fourth Quarter 2025 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$55,735	$56,297	(1.0)%	$146	(1.3)%
Europe	25,171	21,324	18.0	761	14.5
North America	37,392	35,130	6.4	3	6.4
Latin America and Other	5,509	5,454	1.0	146	(1.7)
	$123,807	$118,205	4.7%	$1,056	3.8%

Net sales in the fourth quarter of 2025 increased 4.7% to $123.8 million compared to $118.2 million in the year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the fourth quarter of 2025 increased 3.8% compared to the year-ago quarter.

Gross margin in the fourth quarter increased to 72.5% compared to 72.0% in the year-ago quarter, due to cost saving initiatives and market mix.

Volume incentives as a percentage of net sales decreased to 29.1% compared to 31.1% in the year-ago quarter, due to changes in market mix.

Selling, general and administrative expenses (“SG&A”) in the fourth quarter were $48.4 million compared to $43.7 million in the year-ago quarter. The increase was primarily related to the timing of compensation costs, incremental investment in digital marketing and consultant events, increased service fees due to China’s higher net sales, as well as other non-recurring expenses. As a percentage of net sales, SG&A expenses increased to 39.1% in the fourth quarter of 2025 compared to 37.0% in the year-ago quarter.

Operating income in the fourth quarter was $5.3 million, or 4.3% of net sales, compared to $4.6 million, or 3.8% of net sales, in the year-ago quarter.

Other income (loss), net, in the fourth quarter of 2025 was $0.2 million compared to $(3.1) million in the year-ago quarter. Other income (loss), net, primarily consisted of foreign exchange gains as a result of net changes in foreign currencies in Asia, Europe and Latin America. The provision for income taxes was $1.0 million in the fourth quarter of 2025 compared to $2.2 million in the year-ago quarter.

GAAP net income (loss) attributable to common shareholders was net income of $4.1 million, or $0.23 per diluted common share, compared to net loss of $(0.3) million, or $(0.02) per diluted common share, in the year-ago quarter. Net income (loss) attributable to NSP China was $2.0 million, or $0.11 per diluted common share, for the fourth quarter of 2025, compared to net loss of $(2.1) million, or $(0.11) per diluted common share, in the prior year quarter.

Non-GAAP net income attributable to common shareholders was $5.4 million, or $0.30 per diluted common share, compared to $43,000, or $0.00 per diluted common share, in the year-ago quarter. Adjusted net income, which is a non-GAAP financial measure, is defined here as net income from continuing operations before less-frequent items including, among other things, restructuring expenses and certain tax refunds. A reconciliation of adjusted net income to GAAP net income is provided in the financial tables below.

Adjusted EBITDA in the fourth quarter increased 16% to $11.9 million compared to $10.3 million in the prior year quarter. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the attached financial tables.

Full Year 2025 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Year Ended December 31, 2025	Year Ended December 31, 2024	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$221,777	$207,794	6.7%	$668	6.4%
Europe	93,133	84,837	9.8	1,682	7.8
North America	143,611	138,849	3.4	(210)	3.6
Latin America and Other	21,623	22,884	(5.5)	(295)	(4.2)
	$480,144	$454,364	5.7%	$1,845	5.3%

Net sales in 2025 increased 5.7% to $480.1 million compared to $454.4 million in 2024. Excluding unfavorable foreign exchange rates, net sales in 2025 increased 5.3% compared to the prior year.

Gross margin in 2025 increased to 72.4% compared to 71.5% in 2024. The increase was due to cost saving initiatives and market mix.

Volume incentives as a percentage of net sales in 2025 were 30.1% compared to 30.9% in 2024. The slight decrease was primarily due to changes in market mix and the timing of promotional incentives.

SG&A in 2025 were $178.4 million compared to $164.0 million in 2024. The increase was primarily related to the timing of compensation costs, incremental investment in digital marketing and consultant events, increased service fees due to China’s higher net sales, as well as other non-recurring expenses. As a percentage of net sales, SG&A expenses were 37.2% in 2025 compared to 36.1% in 2024.

Operating income in 2025 was $24.7 million, or 5.1% of net sales, compared to $20.1 million, or 4.5% of net sales, in 2024.

Other income (loss), net, in 2025 was income of $5.1 million compared to loss of $1.7 million in 2024. Other income (loss), net, primarily consisted of foreign exchange gains as a result of net changes in foreign currencies, in Europe and Asia, partially offset by losses in North America and Latin America and Other. The provision for income taxes was $9.4 million in 2025 compared to $10.5 million in 2024.

GAAP net income attributable to common shareholders was $19.5 million, or $1.06 per diluted common share, compared to $7.7 million, or $0.40 per diluted common share, in 2024. Net income attributable to NSP China increased to $4.7 million, or $0.25 per diluted common share, for 2025, compared to $1.0 million, or $0.05 per diluted common share, in the prior year.

Non-GAAP net income attributable to common shareholders in 2025 was $23.3 million, or $1.26 per diluted common share, compared to $8.9 million, or $0.46 per diluted common share, in 2024. Adjusted net income, which is a non-GAAP financial measure, is defined here as net income from continuing operations before less-frequent items including, among other things, restructuring expenses and certain tax refunds. A reconciliation of non-GAAP net income to GAAP net income is provided in the attached financial tables.

Adjusted EBITDA in 2025 increased 21.7% to $49.4 million compared to $40.5 million in 2024. The increase was driven primarily by the aforementioned increase in operating income. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $35.3 million for the year ended December 31, 2025, compared to $25.3 million in the prior year. Capital expenditures during the twelve months ended December 31, 2025, totaled $6.5 million compared to $11.0 million in 2024. During the twelve months ended December 31, 2025, the Company repurchased 1,260,000 shares at a total cost of $16.3 million, or $12.95 per share. As of December 31, 2025, the Company had cash and cash equivalents of $93.9 million and no outstanding debt.

Outlook

The Company expects full year 2026 net sales to range between $500 - $515 million and expects adjusted EBITDA to range between $50 - $54 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2025 results.

Date: Tuesday, March 10th, 2026
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-717-1738
International dial-in number: 1-646-307-1865
Conference ID: 08247

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through Tuesday, March 24, 2026.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 1108247

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a global leader in manufacturing and marketing high-quality herbal and nutritional supplements, distributes its products in more than 40 countries worldwide. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results, including outlook for 2026 net sales and adjusted EBITDA. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•failure to comply with laws and regulations relating to trade restrictions and export controls;
•laws and regulations regarding direct selling that may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•current and potential future extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•failure of the Company’s independent consultants to comply with advertising laws;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•potential for liability relating to the Company’s full ownership of China business;
•the effect of fluctuating foreign exchange rates;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•changes to the Company’s independent consultant compensation plans;
•geopolitical issues, conflicts or other global events;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our suppliers and deliver products to our independent consultants and customers;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes and other tax regulations, and changes thereto;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income and adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income to adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income to non-GAAP net income and non-GAAP adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

With respect to our Adjusted EBITDA outlook for the full year 2026, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$123,807	$118,205	$480,144	$454,364
Cost of sales	(34,028)	(33,141)	(132,420)	(129,676)
Gross profit	89,779	85,064	347,724	324,688

Operating expenses:
Volume incentives	36,039	36,805	144,591	140,589
Selling, general and administrative	48,418	43,709	178,390	164,004
Operating income	5,322	4,550	24,743	20,095
Other income (loss), net	165	(3,101)	5,069	(1,669)
Income before provision for income taxes	5,487	1,449	29,812	18,426
Provision for income taxes	974	2,181	9,361	10,534
Net income (loss)	4,513	(732)	20,451	7,892
Net income (loss) attributable to noncontrolling interests	406	(411)	930	196
Net income (loss) attributable to common shareholders	$4,107	$(321)	$19,521	$7,696

Basic and diluted net income (loss) per common share:

Basic earnings (loss) per share attributable to common shareholders	$0.23	$(0.02)	$1.08	$0.41

Diluted earnings (loss) per share attributable to common shareholders	$0.23	$(0.02)	$1.06	$0.40

Weighted-average basic common shares outstanding	17,501	18,479	18,005	18,616
Weighted-average diluted common shares outstanding	17,922	18,479	18,468	19,089

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

As of December 31,	2025	2024
Assets
Current assets:
Cash and cash equivalents	$93,891	$84,700
Accounts receivable, net of allowance for doubtful accounts of $69 and $97, respectively	8,602	9,477
Inventories	68,312	59,443
Prepaid expenses and other	8,040	6,959
Total current assets	178,845	160,579
Property, plant and equipment, net	32,915	39,585
Operating lease right-of-use assets	17,600	12,799
Restricted investment securities - trading	1,132	915
Deferred income tax assets	20,068	17,644
Other assets	10,586	9,333
Total assets	$261,146	$240,855

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,021	$8,912
Accrued volume incentives and service fees	22,624	20,563
Accrued liabilities	34,080	25,399
Deferred revenue	5,840	2,774
Income taxes payable	4,703	4,117
Current portion of operating lease liabilities	3,270	3,927
Total current liabilities	78,538	65,692
Liability related to unrecognized tax benefits	428	628
Long-term portion of operating lease liabilities	15,630	10,277
Deferred compensation payable	1,132	915
Deferred income tax liabilities	954	1,007
Other liabilities	2,911	1,345
Total liabilities	99,593	79,864

Shareholders’ equity:
Common stock, no par value; 50,000 shares authorized, 17,508 and 18,483 shares issued and outstanding as of December 31, 2025, and 2024, respectively	102,192	114,577
Retained earnings	76,928	57,407
Noncontrolling interest	—	5,678
Accumulated other comprehensive loss	(17,567)	(16,671)
Total shareholders’ equity	161,553	160,991
Total liabilities and shareholders’ equity	$261,146	$240,855

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Year Ended December 31,	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,451	$7,892
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,844	14,219
Noncash lease expense	4,952	5,420
Share-based compensation expense	5,780	4,788
Loss on disposal or sale of property and equipment	397	1,570
Deferred income taxes	(2,273)	(1,662)
Purchase of trading investment securities	(109)	(141)
Proceeds from sale of trading investment securities	16	97
Realized and unrealized gains on investments	(125)	(124)
Foreign exchange (gains) losses	(4,522)	1,700
Changes in operating assets and liabilities:
Accounts receivable	1,015	(1,121)
Inventories	(7,824)	5,562
Prepaid expenses and other	(3,095)	528
Other assets	844	(560)
Accounts payable	(1,797)	1,085
Accrued volume incentives and service fees	1,500	(1,565)
Accrued liabilities	8,502	(5,512)
Deferred revenue	2,868	1,041
Lease liabilities	(5,061)	(5,568)
Income taxes payable	(60)	(2,938)
Liability related to unrecognized tax positions	(200)	419
Deferred compensation payable	218	168
Net cash provided by operating activities	35,321	25,298
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(6,480)	(10,971)
Net cash used in investing activities	(6,480)	(10,971)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	5,087	40,991
Principal payments of revolving credit facility	(5,087)	(40,991)
Acquisition of nocontrolling interest	(6,162)	—
Payments related to tax withholding for net-share settled equity awards	(1,302)	(1,046)
Repurchase of common stock	(16,309)	(8,859)
Net cash used in financing activities	(23,773)	(9,905)
Effect of exchange rates on cash and cash equivalents	4,123	(2,095)
Net increase in cash and cash equivalents	9,191	2,327
Cash and cash equivalents at beginning of the year	84,700	82,373
Cash and cash equivalents at end of the year	$93,891	$84,700
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$12,547	$14,788
Cash paid for interest	98	119

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$4,513	$(732)	$20,451	$7,892
Adjustments:
Depreciation and amortization	3,306	4,024	13,844	14,219
Share-based compensation expense	1,557	1,208	5,780	4,788
Other (income) loss, net*	(165)	3,101	(5,069)	1,669
Provision for income taxes	974	2,181	9,361	10,534
Other adjustments (1)	1,746	485	4,985	1,442
Adjusted EBITDA	$11,931	$10,267	$49,352	$40,544

(1) Other adjustments
Other non-recurring expenses	$1,746	$485	$4,985	$1,442
Total adjustments	$1,746	$485	$4,985	$1,442

* Other (income) loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME (LOSS) and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$4,513	$(732)	$20,451	$7,892
Adjustments:
Loss on disposal of property and equipment	—	—	—	—
Restructuring and other related expenses	—	—	—	—
Other non-recurring expenses	1,746	485	4,985	1,442
VAT refund	—	—	—	—
Tax impact of adjustments	(436)	(121)	(1,246)	(276)
Total adjustments	1,310	364	3,739	1,166
Non-GAAP net income (loss)	$5,823	$(368)	$24,190	$9,058

Reported net income (loss) attributable to common shareholders	$4,107	$(321)	$19,521	$7,696
Total adjustments	1,310	364	3,739	1,166
Non-GAAP net income attributable to common shareholders	$5,417	$43	$23,260	$8,862

Basic income (loss) per share, as reported	$0.23	$(0.02)	$1.08	$0.41
Total adjustments, net of tax	0.07	0.02	0.21	0.06
Basic income per share, as adjusted	$0.30	$—	$1.29	$0.47

Diluted income (loss) per share, as reported	$0.23	$(0.02)	$1.06	$0.40
Total adjustments, net of tax	0.07	0.02	0.20	0.06
Diluted income per share, as adjusted	$0.30	$—	$1.26	$0.46